Exhibit 32.1

Statement of Chief Executive Officer Pursuant to Section 906 of the Sarbanes Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002, I Joseph Feldschuh, MD, certify that:

      1. The annual report on Form 10-K for the year ended December 31, 2003 of Daxor Corporation fully complies with the requirements of Section 13a or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition, and results of operations of the Company.

      Date: April 15, 2005


      /s/ Joseph Feldschuh, MD
      --------------------------------
      Joseph Feldschuh, MD
      President, Principal Executive Officer, and
      Chairman of the Board